Exhibit 99.1

NEWS RELEASE

For More Information Contact:

Kevin Berry, Chief Financial Officer

(408) 934-3144

kevinb@cmd.com

California Micro Devices Reports June Quarter Financial Results

MILPITAS, Calif. – July 22, 2008 — California Micro Devices (Nasdaq: CAMD) today announced financial results for the first quarter of fiscal 2009, which ended June 30, 2008. Revenue increased to $14.1 million from $13.1 million a year ago while EPS on a GAAP basis was ($0.04) compared to ($0.05) a year ago. On a non-GAAP basis, EPS was ($0.02) compared to ($0.02) a year ago and, for purposes of this release, was calculated excluding Arques Technology acquisition costs and employee stock-based compensation expenses and using a cash basis tax rate. The company noted that GAAP financial results met guidance at the low end, while non-GAAP EPS was below guidance by $0.01.

“We were pleased to see our revenue grow year on year for the first time in almost two years,” said Robert V. Dickinson, president and chief executive officer. “Furthermore, while our revenue increased by eight percent compared to the first quarter of last year, bookings increased by 22 percent year on year.” He also noted that the book-to-bill ratio for the quarter was 1.06 and that the starting backlog for the current quarter was the highest in almost two years.

Providing September quarter guidance, the company expects revenue between $15.0 and $17.5 million with diluted EPS of between ($0.07) and ($0.04) on a GAAP basis, and between ($0.04) and ($0.01) on a non-GAAP basis.

Live Webcast with Presentation Slides

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its financial results. The conference call may be accessed via live webcast (streaming audio accompanied by presentation slides) by connecting to the company’s Investor Relations link at www.cmd.com. The call may also be accessed by phone within the USA by dialing 800-218-0204. International parties may gain access by dialing 303-262-2130. No password is necessary. A replay of the conference call will be available on the company’s Investor Relations link at www.cmd.com beginning at approximately 4:00 p.m. Pacific Time on July 22, 2008 and continuing for one year.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog and mixed signal semiconductor products for the mobile handset, digital consumer electronics and personal computer markets. Key products include protection devices for mobile handsets, digital consumer electronics products such as digital TVs, and personal computers as well as analog and mixed signal ICs for mobile handset displays. Detailed corporate and product information may be accessed at www.cmd.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include our expected revenues and GAAP and non-GAAP loss per share for the 2009 second fiscal

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

quarter. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion and/or loss of market share for us, whether we encounter any difficulty in obtaining the requisite supply of quality product from our contract manufacturers, contract assemblers and test houses without interruption or unanticipated price increases, whether we are having success in our R&D programs so that we desire to continue spending at a heightened level, and whether we incur unexpected operating expenses as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

In addition to disclosing financial results calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), the company’s earnings release contains non-GAAP financial measures that exclude the effects of employee share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of all forms of employee share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measures also exclude Arques Technology acquisition related costs, including amortization of acquisition-related intangibles and one-time charges during fiscal 2007 for acquired in-process research and development. In addition, these non-GAAP measures utilize a tax rate that is based upon the income taxes the company expects to actually pay relating to the activities and results for the relevant fiscal time period. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, see the Form 8-K dated July 22, 2008, that the company has filed with the Securities and Exchange Commission.

#    #    #

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

California Micro Devices Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	June 30, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$42,693	$32,925
Short-term investments	9,373	18,671
Accounts receivable, net	5,480	6,155
Inventories	6,802	6,434
Deferred tax assets	1,508	1,508
Prepaid expenses and other current assets	1,101	1,188

Total current assets	66,957	66,881
Property, plant and equipment, net	5,118	5,596
Goodwill	5,258	5,258
Intangible assets, net	233	267
Other long-term assets	84	83

TOTAL ASSETS	$77,650	$78,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,111	$6,120
Accrued liabilities	1,973	2,165
Deferred margin on shipments to distributors	1,803	1,904
Current maturities of capital lease obligations	132	132

Total current liabilities	10,019	10,321
Other long-term liabilities	338	350

Total liabilities	10,357	10,671

Commitments and contingencies
Stockholders’ equity:
Preferred stock - 10,000,000 shares authorized; none issued and outstanding as of June 30, 2008 and March 31, 2008	—	—
Common stock and additional paid-in capital - $0.001 par value; 50,000,000 shares authorized; shares issued and outstanding: 23,408,920 and 23,302,274 as of June 30, 2008 and March 31, 2008, respectively	118,641	117,806
Accumulated other comprehensive income	10	48
Accumulated deficit	(51,358)	(50,440)

Total stockholders’ equity	67,293	67,414

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$77,650	$78,085

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a GAAP basis)

	Three Months Ended June 30,
	2008	2007
Net sales	$14,099	$13,123
Cost of sales	9,355	9,036

Gross Margin	4,744	4,087
Operating expenses:
Research and development	2,284	1,837
Selling, general and administrative	3,865	3,917
Amortization of intangible assets	34	41

Total operating expenses	6,183	5,795

Operating loss	(1,439)	(1,708)
Other income, net	294	641

Loss before income taxes	(1,145)	(1,067)
Income tax benefit	(226)	(11)

Net loss	$(919)	$(1,056)

Net loss per share–basic and diluted	$(0.04)	$(0.05)

Weighted average common shares outstanding–basic and diluted	23,366	23,180

Reconciliation of net loss to non-GAAP net loss:
Net loss	$(919)	$(1,056)
Reconciling items:
Amortization of intangible assets	34	41
Stock-based compensation expense under SFAS 123(R), net of tax	564	647
Difference between effective tax rate and cash basis tax rate	(257)	—

Non-GAAP net loss	$(578)	$(368)

Non-GAAP:
Net loss per share–basic and diluted	$(0.02)	$(0.02)

Shares used in calculation of non-GAAP:
Weighted average common shares outstanding–basic and diluted	23,366	23,180

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a non-GAAP basis)

	Three Months Ended June 30,
	2008	2007
Net sales	$14,099	$13,123
Cost of sales	9,275	8,942

Gross Margin	4,824	4,181
Operating expenses:
Research and development	2,131	1,668
Selling, general and administrative	3,534	3,533

Total operating expenses	5,665	5,201

Operating loss	(841)	(1,020)
Other income, net	294	641

Loss before income taxes	(547)	(379)
Provision (benefit) for income taxes	31	(11)

Net loss	$(578)	$(368)

Net loss per share–basic and diluted	$(0.02)	$(0.02)

Weighted average common shares outstanding–basic and diluted	23,366	23,180

See accompanying reconciliation of GAAP measures to non-GAAP measures.

California Micro Devices Corporation

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

Net loss per share:

	Three Months Ended June 30,
	2008	2007
Basic and diluted:
GAAP net loss per share	$(0.04)	$(0.05)
Reconciling items:
Amortization of intangible assets	—	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	0.03
Difference between effective tax rate and cash basis tax rate	(0.01)	—

Non-GAAP net loss per share	$(0.02)	$(0.02)